Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT

ANNOUNCES SECOND QUARTER FISCAL 2019 OPERATING RESULTS

Uncasville, Connecticut, May 9, 2019 – Mohegan Gaming & Entertainment (“MGE” or the “Company”), a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut and Inspire Korea in Incheon, South Korea, announced today operating results for its second fiscal quarter ended March 31, 2019.

“Volume trends across our portfolio remain inline to better than expected as overall gaming volumes at our flagship property, Mohegan Sun, remain robust despite completing our second full quarter of increased competitive pressure in the Northeast,” said Mario Kontomerkos, President & Chief Executive Officer. “Adjusting for unusually low table hold, overall MGE EBITDA would have been largely in line with our expectations, flat with last year’s comparable period, and well ahead of recent fiscal year 1Q19 performance. At the same time, non-gaming results continue to be healthy and remain a driving factor for our growth at Mohegan Sun. These revenue enhancements have been driven, in part, by the recent adoption of our $100 million revenue and cost improvement program – a plan we remain committed to delivering over the next several years. Outside of the Northeast, cash flows from our managed portfolio grew strongly, up 86% year over year. Looking ahead, in June we expect to assume operational control of two major Niagara Falls, Canada assets which will mark the first international operations for MGE and will provide increased earnings and cash flow diversity for our stakeholders. Similarly, we have begun to mobilize construction at our development site in Incheon, South Korea, having completed our negotiations with our general contractor and following the receipt of all necessary construction permits and approvals.”

Selected consolidated operating results for the second quarter ended March 31, 2019, and prior year period (unaudited):

•	Net revenues of $307.7 million vs. $332.0 million in the prior year period, a 7.3% decrease; and

•	Income from operations of $22.2 million vs. $56.1 million in the prior year period, a 60.4% decrease primary driven by one time accelerated depreciation due to the closure of Casino of Wind; and

•	Adjusted EBITDA of $67.2 million vs. $79.9 million in the prior year period, a 15.9% decrease.

Consolidated net revenues and Adjusted EBITDA declined during the quarter, driven by lower gaming revenues at Mohegan Sun and Mohegan Sun Pocono largely driven by unfavorable hold in the quarter at both properties. These declines were partially offset by improved non-gaming revenue growth, including entertainment and hotel revenues, at Mohegan Sun, as well as stronger Corporate Adjusted EBITDA, driven by tighter expense management and improved financial performance at ilani Casino Resort.

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), on a modified retrospective basis. As such, results for the three months and six months ended March 31, 2019 in this release are presented under this new guidance, while results for the three months and six months ended March 31, 2018 remain presented under prior guidance. For comparative results for all periods as reported under the new guidance, please see our supplemental earnings deck, available on our website (https://mohegangaming.com/financial-information/).

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$238,391	$260,354	$(21,963)	(8.4%)
Income from operations (1)	$19,913	$57,779	$(37,866)	(65.5%)
Adjusted EBITDA	$59,341	$77,746	$(18,405)	(23.7%)

(1)	Includes $21.6 million in accelerated depreciation related to Casino of the Wind.

Net revenues and Adjusted EBITDA declined during the quarter, driven by lower overall gaming revenues and unfavorable table hold during the period, which was partially offset by stronger non-gaming results. Slot and table volumes declined 8.7% and 3.2%, respectively, in line with internal expectations. Had table hold percentage fallen into the historically normal range, net Revenues and Adjusted EBITDA would have declined less than 3.1% and 7.4%, respectively, on a 606 to 606 basis. Non-gaming revenues increased during the quarter, driven by improvement in nearly all segments of the business. The higher than normal decline in income from operations relates to the one-time accelerated depreciation expense of $21.6 million, caused by the closure of the Casino of the Wind in March, as that space will be designed and repurposed for higher and better use.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$61,241	$67,130	$(5,889)	(8.8%)
Income from operations	$8,214	$8,872	$(658)	(7.4%)
Adjusted EBITDA	$11,592	$12,230	$(638)	(5.2%)

Net revenues declined during the quarter driven by lower gaming revenues, largely reflecting the adverse impact from lower table hold. However, the year-over-year decline in Adjusted EBITDA was more muted due to a strong focus expense management, including lower payroll costs and certain casino marketing and promotional expenses. Notably, local marketing activity has started to return to more normalized levels following aggressive promotional activity from a regional competitor over the last several quarters.

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31,	March 31,		Percentage
	2019	2018	Variance	Variance
Net revenues	$8,125	$4,593	$3,532	76.9%
Loss from operations	$(5,901)	$(10,579)	$4,678	44.2%
Adjusted EBITDA	$(3,716)	$(10,122)	$6,406	63.3%

The increase in net revenues and Adjusted EBITDA was primarily due to higher management fees from ilani Casino Resort driven by continued improvement in performance at the property.

MGE Property Information

	Net Revenues		Income (Loss) from Operations		Adjusted EBITDA
	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	March 31,	March 31,	March 31,	March 31,	March 31,	March 31,
(in thousands, unaudited)	2019	2018	2019	2018	2019	2018
Mohegan Sun	$238,391	$260,354	$19,913	$57,779	$59,341	$77,746
Mohegan Sun Pocono	61,241	67,130	8,214	8,872	11,592	12,230
Corporate	8,125	4,593	(5,901)	(10,579)	(3,716)	(10,122)
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$307,697	$332,017	$22,226	$56,072	$67,217	$79,854

Other Information

Liquidity

As of March 31, 2019, MGE held cash and cash equivalents of $91.4 million, compared to $103.9 million as of September 30, 2018. As of March 31, 2019, $55.0 million was drawn on MGE’s $250.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. As of March 31, 2019, letters of credit issued under the revolving credit facility totaled $2.3 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $192.7 million of borrowing capacity under its revolving credit facility and line of credit as of March 31, 2019.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its second quarter of fiscal 2019 operating results on May 9, 2019 at 11:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 1087099

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on May 9, 2019. This replay will run through May 23, 2019.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 1087099

About Mohegan Gaming & Entertainment

Mohegan Gaming & Entertainment is a master developer and operator of premier global integrated entertainment resorts, including Mohegan Sun in Uncasville, Connecticut, and Inspire in Incheon, South Korea. The Company is owner, developer, and/or manager of integrated entertainment resorts throughout the United States, including Connecticut, New Jersey, Washington, Pennsylvania, Louisiana, Northern Asia, and, beginning in mid-2019, Niagara Falls, Canada. MGE owns and operates Connecticut Sun, a professional basketball team in the Women’s National Basketball Association, and the New England Black Wolves, a professional lacrosse team in the National Lacrosse League. For more information on MGE and our properties, visit www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the	For the	For the	For the
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018
Revenues:
Gaming	$211,819	$288,735	$433,754	$575,741
Food and beverage	33,508	21,170	68,314	42,990
Hotel	22,005	14,957	44,982	29,864
Retail, entertainment and other	40,365	29,849	80,147	62,737

Gross revenues	307,697	354,711	627,197	711,332
Less - Promotional allowances	—	(22,694)	—	(47,831)

Net revenues	307,697	332,017	627,197	663,501

Operating costs and expenses:
Gaming	125,970	161,801	254,634	326,116
Food and beverage	26,084	10,180	52,531	20,369
Hotel	10,026	6,647	19,829	13,652
Retail, entertainment and other	19,507	9,589	40,269	21,206
Advertising, general and administrative	47,112	49,595	96,130	99,972
Corporate	12,464	14,090	24,889	26,243
Depreciation and amortization	42,782	19,828	69,872	40,035
Other, net	1,526	4,215	3,447	4,836

Total operating costs and expenses	285,471	275,945	561,601	552,429

Income from operations	22,226	56,072	65,596	111,072

Other income (expense):
Interest income	1,051	3,877	4,490	7,746
Interest expense	(35,132)	(30,806)	(71,142)	(59,142)
Other, net	(429)	(724)	(520)	(2,567)

Total other expense	(34,510)	(27,653)	(67,172)	(53,963)

Net income (loss)	(12,284)	28,419	(1,576)	57,109
(Income) loss attributable to non-controlling interests	(74)	189	(160)	708

Net income (loss) attributable to Mohegan Gaming & Entertainment	$(12,358)	$28,608	$(1,736)	$57,817

MOHEGAN GAMING & ENTERTAINMENT

SUPPLEMENTAL INFORMATION

IMPACT OF ADOPTING ASC 606

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$211,819	$261,855	$(50,036)
Food and beverage (2), (3)	33,508	21,786	11,722
Hotel (2), (3)	22,005	15,761	6,244
Retail, entertainment and other (2), (3)	40,365	33,880	6,485

Gross revenues	307,697	333,282	(25,585)
Less: Promotional allowances (2), (3)	—	(23,347)	23,347

Net revenues	307,697	309,935	(2,238)
Operating costs and expenses:
Gaming (1), (2), (3)	125,970	150,601	(24,631)
Food and beverage (2), (3)	26,084	14,767	11,317
Hotel (2), (3)	10,026	7,467	2,559
Retail, entertainment and other (2), (3)	19,507	11,943	7,564
Advertising, general and administrative (3)	47,112	46,971	141
Corporate	12,464	12,464	—
Depreciation and amortization	42,782	42,782	—
Other, net	1,526	1,526	—

Total operating costs and expenses	285,471	288,521	(3,050)

Income from operations	$22,226	$21,414	$812

	For the Six Months Ended March 31, 2019	Balance without ASC 606	Impact of Change Higher/ (Lower)
Revenues:
Gaming (1), (2), (3)	$433,754	$528,183	$(94,429)
Food and beverage (2), (3)	68,314	45,342	22,972
Hotel (2), (3)	44,982	32,576	12,406
Retail, entertainment and other (2), (3)	80,147	73,867	6,280

Gross revenues	627,197	679,968	(52,771)
Less: Promotional allowances (2), (3)	—	(46,084)	46,084

Net revenues	627,197	633,884	(6,687)
Operating costs and expenses:
Gaming (1), (2), (3)	254,634	307,627	(52,993)
Food and beverage (2), (3)	52,531	29,834	22,697
Hotel (2), (3)	19,829	14,515	5,314
Retail, entertainment and other (2), (3)	40,269	24,350	15,919
Advertising, general and administrative (3)	96,130	95,880	250
Corporate	24,889	24,889	—
Depreciation and amortization	69,872	69,872	—
Other, net	3,447	3,447	—

Total operating costs and expenses	561,601	570,414	(8,813)

Income from operations	$65,596	$63,470	$2,126

On October 1, 2018, the Company adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), on a modified retrospective basis.

(1)

ASC 606 modified the accounting related to loyalty points. The Company is now required to reduce gaming revenues by the estimated fair value of loyalty points earned by patrons and recognize the related revenues when such loyalty points are redeemed.

(2)

ASC 606 modified the accounting related to promotional allowances. The Company no longer recognizes revenues for complimentary items provided to patrons, as well as for goods and services provided to patrons in connection with loyalty point redemptions, as gross revenues with a corresponding offset to promotional allowances to arrive at net revenues. The majority of such amounts previously included within promotional allowances now offset gaming revenues based on an allocation of revenues to performance obligations utilizing stand-alone selling prices. These changes resulted in the elimination of promotional allowances and the reclassification of revenues between the various revenue line items.

(3)

ASC 606 modified gross versus net presentation. The Company now records mandatory service charges on food and beverage items and wide area progressive operator fees on a gross basis, with amounts received from patrons recorded as revenues with the corresponding amounts paid recorded as expenses. This change resulted in an increase in revenues with a corresponding increase in expenses.

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

Reconciliations of Net Income to Adjusted EBITDA:

Reconciliations of net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2019	March 31, 2018
Net income (loss)	$(12,284)	$28,419
Other, net	429	724
Interest expense	35,132	30,806
Interest income	(1,051)	(3,877)

Income from operations	22,226	56,072

Adjusted EBITDA attributable to non-controlling interests	(114)	(261)
Other, net	2,323	4,215
Depreciation and amortization	42,782	19,828

Adjusted EBITDA	$67,217	$79,854

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA:

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands, unaudited):

	For the Three Months Ended March 31, 2019
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$19,913	$39,471	$(43)	$—	$59,341
Mohegan Sun Pocono	8,214	3,387	(9)	—	11,592
Corporate	(5,901)	(76)	2,375	(114)	(3,716)

Total	$22,226	$42,782	$2,323	$(114)	$67,217

	For the Three Months Ended March 31, 2018
	Income (Loss) from Operations	Depreciation and Amortization	Other, net	Adjusted EBITDA Attributable to Non-Controlling Interests	Adjusted EBITDA
Mohegan Sun	$57,779	$16,424	$3,239	$304	$77,746
Mohegan Sun Pocono	8,872	3,366	(8)	—	12,230
Corporate	(10,579)	38	984	(565)	(10,122)

Total	$56,072	$19,828	$4,215	$(261)	$79,854

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, acquisition related costs, gain and loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discounts, income and loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Christopher Jones

VP Corporate Finance

Mohegan Gaming & Entertainment

(860) 862-8000